TRANSFER AGENCY AND SERVICES AGREEMENT
                    (With Facilities Management Arrangement)

     THIS AGREEMENT, dated as of this first day of June, 1995 between NATIONS FUND, INC., a Maryland corporation, NATIONS FUND TRUST, a Massachusetts business trust, THE CAPITOL MUTUAL FUNDS, a Massachusetts business trust, NATIONS FUND PORTFOLIOS, INC., a Maryland corporation, and each other investment company which may become a party hereto pursuant to the terms of this Agreement (individually a "Fund", and collectively, the "Funds"), each with its principal place of business at 111 Center Street, Little Rock, Arkansas 72201 and additional offices at 101 South Tryon Street, Charlotte, North Carolina 28255, and THE SHAREHOLDER SERVICES GROUP, INC. (the "Transfer Agent"), a Massachusetts corporation with principal offices at One Exchange Place, 53 State Street, Boston, Massachusetts 02109.

                                   WITNESSETH

     WHEREAS, each Fund desires to appoint the Transfer Agent as its transfer agent, dividend disbursing agent and agent in connection with certain other activities and the Transfer Agent desires to accept such appointment;

     WHEREAS, each Fund may authorize the issuance of Shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets ("Portfolio");

     WHEREAS, each Fund and each Portfolio of a Fund subject to this Agreement, including any investment company or Portfolio as may be added to this Agreement pursuant to Section 17, shall be identified in the attached Schedule G; and

     WHEREAS, the Transfer Agent and NationsBank, N.A. (Carolinas) ("NationsBank") have entered into a Facilities Management Agreement ("Facilities Agreement") dated June 1, 1995 pursuant to which the Transfer Agent has established a servicing and processing center to provide transfer agent services on behalf of the Funds in Charlotte, North Carolina (the "Charlotte Facility").

     NOW THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth, the Funds and the Transfer Agent agree as follows:

Article 1     Definitions

     1.1 Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

          (a) "Articles of Incorporation" shall mean the Articles of Incorporation, Declaration of Trust, or other similar organizational document as the case may be, of a Fund as the same may be amended from time to time.

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          (b)  "Authorized Person" of a Fund shall be deemed to include (i) any authorized officer of the Fund; (ii) the members of the Joint Operations Board (as hereinafter defined); or (iii) any person, whether or not such person is an officer or employee of the Fund, duly authorized to give Oral Instructions or Written Instructions on behalf of the Fund as indicated in writing to the Transfer Agent from time to time.

          (c) "Board of Directors" of a Fund shall mean the Board of Directors or Board of Trustees of the Fund, as the case may be.

          (d)  "Commission" shall mean the Securities and Exchange Commission.

          (e) "Custodian" of a Fund refers to any custodian or subcustodian of securities and other property which the Fund may from time to time deposit, or cause to be deposited or held under the name or account of such a custodian pursuant to a Custodian Agreement.

          (f) "Joint Operations Board" shall mean the joint board comprised of one senior representative from the Transfer Agent, one individual designated by the Funds jointly to represent their respective interests and the most senior Transfer Agent manager of the Charlotte Facility.

          (g) "1940 Act" shall mean the Investment Company Act of 1940 and the rules and regulations promulgated thereunder, all as amended from time to time.

          (h) "Oral Instructions" shall mean instructions, other than Written Instructions, actually received by the Transfer Agent from a person reasonably believed by the Transfer Agent to be an Authorized Person;

          (i) "Prospectus" of a Fund shall mean collectively the most recently dated Fund Prospectuses and Statements of Additional Information, including any supplements thereto, if any, with respect to each Portfolio of the Fund which have become effective under the Securities Act of 1933 and the 1940 Act.

          (j) "Shares" of a Fund refers collectively to such shares of capital stock or beneficial interest, as the case may be, or class thereof, of the Fund as may be issued from time to time.

          (k)  "Shareholder" shall mean a record owner of Shares.

          (l) "Written Instructions" shall mean a written communication signed by a person reasonably believed by the Transfer Agent to be an Authorized Person and actually received by the Transfer Agent. Written Instructions shall include manually executed originals and authorized electronic transmissions, including telefacsimile of a manually executed original or other process.

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Article 2     Appointment of the Transfer Agent

2.1 Each Fund hereby appoints and constitutes the Transfer Agent as transfer agent and dividend disbursing agent for Shares of the Fund and the Transfer Agent hereby accepts such appointments and agrees to perform the duties hereinafter set forth.

Article 3     Duties of the Transfer Agent

3.1  The Transfer Agent shall be responsible for:

          (a) Administering and performing the customary services of a transfer agent; agent in connection with dividend and distribution functions; and agent in connection with shareholder account and administrative functions in connection with the issuance, transfer and redemption or repurchase (including coordination with the Custodian) of Shares, as more fully described in the written schedule of Duties of the Transfer Agent annexed hereto as Schedule A and incorporated herein, and in accordance with the terms of each Fund's Prospectus, applicable law and the procedures established from time to time between the Transfer Agent and the Funds.

          (b) Recording the issuance of Shares and maintaining pursuant to Commission Rule 17Ad-10(e) a record of the total number of Shares which are authorized, based upon data provided to it by each Fund, and issued and outstanding. The Transfer Agent shall provide each Fund on a regular basis with the total number of Shares which are authorized and issued and outstanding and shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the legality or validity of the issue or sale of such Shares, which functions shall be the sole responsibility of the Fund.

          (c) Notwithstanding any of the foregoing provisions of this Agreement, the Transfer Agent shall be under no duty or obligation to inquire into, and shall not be liable for: (i) the legality of the issuance or sale of any Shares or the sufficiency of the amount to be received therefor; (ii) the legality of the redemption of any Shares, or the propriety of the amount to be paid therefor; (iii) the legality of the declaration of any dividend by the Board of Directors, or the legality of the issuance of any Shares in payment of any dividend; or (iv) the legality of any recapitalization or readjustment of the Shares.

3.2 In addition, each Fund shall verify the establishment of shares or share transactions for each State prior to activation on the Transfer Agent's system and thereafter monitor the daily activity of shares for each State based upon daily transactions recorded by the Transfer Agent and transmitted to the Fund or its designated agent. The responsibility of the Transfer Agent for a Fund's blue sky State registration status is solely limited to the initial establishment of shares or share transactions subject to blue sky compliance by the Fund and the reporting of such transactions to the Fund as provided above.

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3.3  In addition to the duties set forth herein, the Transfer Agent shall perform such other duties and functions, and shall be paid such amounts therefor, as may from time to time be agreed upon in writing between the Funds and the Transfer Agent.

Article 4     Duties of the Joint Operations Board

4.1 The Joint Operations Board will be responsible for the following with respect to the services to be performed by the Transfer Agent under this Agreement (the "Services"):

          (a) General oversight of the provision of Services by the Transfer Agent, including, but not limited to, the creation and quarterly review of quality standards governing the Services pursuant to
               Article 5 hereof, the establishment of strategic and/or operational goals with respect to the Services to be provided at the Charlotte Facility, and addressing such issues and concerns that may arise from time to time amongst the Funds and the Transfer Agent under this Agreement.

          (b) Review and approval of, from a technical feasibility standpoint, imaging and other new technologies proposed to be used by the Transfer Agent in performing the Services at the Charlotte facility.

          (c) Review and approval of the Charlotte Facility budget and expense statements, including those costs for which compensation is sought by the Transfer Agent pursuant to Article 8 hereof.

          (d) Review of those costs incurred by the Transfer Agent, other than in connection with the Charlotte Facility, for which compensation is sought by the Transfer Agent pursuant to Article 8 hereof.

4.2 With respect to matters described in Section 4.1 above, the decision of the Funds' representative on the Joint Operations Board shall control.

4.3 On a monthly basis, the Transfer Agent shall provide to the Joint Operations Board a statement of the internal and external costs incurred by the Transfer Agent in connection with the provision of Services for which the Transfer Agent will seek reimbursement under Article 8 hereof.

Article 5     Quality Standards

5.1 The quality of service provided by the Transfer Agent hereunder shall be maintained at or above the levels set forth in Schedule B hereto. Such quality standards shall govern the Services provided by the Transfer Agent until a new set of quality standards is established pursuant to Section 5.2 hereof.

5.2 As soon as practicable after the first ninety (90) days of operation of the Charlotte Facility, the Joint Operations Board shall establish a new set of quality standards reasonably acceptable to the Funds and the Transfer Agent.

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5.3  The Joint Operations Board shall review and update, if necessary, the quality standards on a semi-annual basis.

5.4 If, at any time during the term of this Agreement, 20% or more of the then-current quality standards (e.g., 2 or more out of 10 standards) are not met by the Transfer Agent during any month (as evidenced by monthly reports), the Funds shall promptly notify the Transfer Agent in writing of such failure and the details relating to such failure. If, any of the failed quality standards are not met by the Transfer Agent during the three month period commencing thirty (30) days after the Transfer Agent receives such notice, the Funds shall have the right to terminate this Agreement on thirty (30) days notice.

5.5 Notwithstanding the foregoing, the Funds shall not have the right to terminate this Agreement based on the failure by the Transfer Agent to have satisfied a quality standard if such failure was caused directly by the negative vote of the Funds' representative on the Joint Operations Board with respect to a commercially reasonable funding request of the Transfer Agent for the Charlotte Facility.

Article 6     Recordkeeping and Other Information

6.1 The Transfer Agent shall create and maintain all records required of it pursuant to its duties hereunder and as set forth in Schedule A in accordance with all applicable laws, rules and regulations, including records required by Section 31(a) of the 1940 Act. All records shall be available during regular business hours for inspection and use by the Funds. Where applicable, such records shall be maintained by the Transfer Agent for the periods and in the places required by Rule 31a-2 under the 1940 Act.

6.2 To the extent required by Section 31 of the 1940 Act, the Transfer Agent agrees that all such records prepared or maintained by the Transfer Agent relating to the Services are the property of the relevant Fund and will be preserved, maintained and made available in accordance with such section, and will be surrendered promptly to such Fund on and in accordance with the Fund's request.

6.3 In case of any requests or demands for the inspection of Shareholder records of a Fund, the Transfer Agent will endeavor to notify the Fund of such request and secure Written Instructions as to the handling of such request. The Transfer Agent reserves the right, upon prior notice to the Fund, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to comply with such request.

6.4 Upon reasonable notice by a Fund, the Transfer Agent shall make available during regular business hours such of its facilities and premises employed in connection with the performance of its duties under this Agreement for reasonable visitation by the Fund, or any person retained by the Fund as may be necessary for the Fund to evaluate the quality of the Services performed by the Transfer Agent pursuant hereto.

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Article 7     Fund Instructions

7.1 The Transfer Agent will have no liability when acting for a Fund in accordance with Written or Oral Instructions believed to have been executed or orally communicated by an Authorized Person of the Fund and will not be held to have any notice of any change of authority of any person until receipt of a Written Instruction thereof from the Fund. The Transfer Agent will also have no liability when processing Share certificates for a Fund which it reasonably believes to bear the proper manual or facsimile signatures of the officers of the Fund and the proper countersignature of the Transfer Agent.

7.2 The Transfer Agent may request Written Instructions from a Fund and may seek advice from legal counsel for the Fund with prior notice to the Fund, or its own legal counsel, with respect to any matter arising in connection with this Agreement, and it shall not be liable for any action taken or not taken or suffered by it in good faith in accordance with such Written Instructions or in accordance with the opinion of counsel for the Fund or for the Transfer Agent. Written Instructions requested by the Transfer Agent will be provided by the Fund within a reasonable period of time.

7.3 The Transfer Agent, its officers, agents or employees, shall accept Oral Instructions or Written Instructions given to them with respect to a Fund by any person representing or acting on behalf of the Fund only if said representative is an Authorized Person of the Fund. The Funds agree that all Oral Instructions shall be followed within one business day by confirming Written Instructions, and that the Funds' failure to so confirm shall not impair in any respect the Transfer Agent's right to reply on Oral Instructions.

Article 8     Compensation

8.1 The Funds shall reimburse the Transfer Agent for all the Transfer Agent's "Costs" incurred in connection with the provision of Services as set forth in the written Schedule of Costs annexed hereto as Schedule C and incorporated herein and in addition the Funds shall compensate the Transfer Agent for the following amounts (the "Margin");

          (a) During the first 36 months of the Initial Term (as defined below), an amount equal to 15% of such Costs during each month.

          (b) During the last 24 months of the Initial Term and during each Renewal Term (as defined below), an amount equal to 12.5% of such Costs during each month.

8.2 Notwithstanding the foregoing, the charges incurred by the Transfer Agent under the Facilities Agreement with NationsBank and such other expenses set forth in the written schedule of Non-Margin Expenses annexed hereto as Schedule D shall not be included as Costs in connection with the calculation of the Margin amounts set forth in Subsections 8.1(a) and (b).

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8.3  In addition to the Costs and Margin described above, the Fund shall reimburse the Transfer Agent, and will be billed separately for, those out-of-pocket expenses incurred by the Transfer Agent in the performance of its duties hereunder as specified in the written schedule of out-of-pocket expenses annexed hereto as Schedule E and incorporated herein.

8.4  The Funds agree to pay all fees and out-of-pocket expenses within thirty
     (30) days following the receipt of the respective invoice. The Funds shall not be obligated to pay amounts that are reasonably in dispute until such dispute is resolved.

Article 9     Documents

9.1 In connection with the appointment of the Transfer Agent, each Fund shall, on or before the date this Agreement goes into effect, but in any case within a reasonable period of time for the Transfer Agent to prepare to perform its duties hereunder, deliver or cause to be delivered to the Transfer Agent the documents set forth in the written schedule of Fund Documents annexed hereto as Schedule F.

Article 10    Transfer Agent System

10.1 The Transfer Agent shall retain title to and ownership of any and all data bases, computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets, and other related legal rights utilized by the Transfer Agent in connection with the services provided by the Transfer Agent to the Fund herein (the "Transfer Agent System").

10.2 The Transfer Agent hereby grants to each Fund a limited license to the Transfer Agent System for the sole and limited purpose of having the Transfer Agent provide the services contemplated hereunder and nothing contained in this Agreement shall be construed or interpreted otherwise and such license shall immediately terminate upon the termination of this Agreement.

10.3 The Transfer Agent agrees to provide the Funds with full access to the Transfer Agent System and all enhancements thereto to the same extent that such is made available to other Transfer Agent clients.

10.4 In the event the Funds desire the Transfer Agent to develop any enhancements for the Transfer Agent System, the parties shall agree on the staffing requirements which will be subject to the approval of the Joint Operations Board.

10.5 In the event the Funds request an enhancement to the Transfer Agent System which is estimated to require 5,000 programming hours or more ("Enhancement Project") and the Funds agree to assume the cost of such Enhancement Project, the Funds and the Transfer Agent shall agree in writing on any restrictions imposed on the Transfer Agent with respect to the use of such enhancement prior to commencement of the Enhancement Project.

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10.6 Each Fund reserves the right to review and examine "imaging" and significant other technological developments to be implemented with the Transfer Agent System from a technical feasibility standpoint.

Article 11    Representations and Warranties of the Transfer Agent

11.1 The Transfer Agent represents and warrants to each Fund that:

          (a) It is a corporation duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts;

          (b) It is empowered under applicable laws and by its Articles of Incorporation and By-Laws to enter into and perform this Agreement;

          (c) All requisite corporate proceedings have been taken to authorize it to enter into this Agreement;

          (d) It is duly registered with the appropriate regulatory agencies as a transfer agent and such registration will remain in effect for the duration of this Agreement;

          (e) It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

Article 12    Representations and Warranties of the Funds

12.1 Each Fund represents and warrants to the Transfer Agent that:

          (a) It is duly organized and existing and in good standing under the laws of the jurisdiction in which it is organized;

          (b) It is empowered under applicable laws and by its Articles of Incorporation and By-Laws to enter into this Agreement;

          (c) All corporate proceedings required by said Articles of Incorporation, By-Laws and applicable laws have been taken to authorize it to enter into this Agreement;

          (d) A registration statement under the Securities Act of 1933, as amended, is currently effective and will remain effective, and all appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of the Fund being offered for sale;

          (e) All outstanding Shares are validly issued, fully paid and non-assessable and that, when Shares are hereafter issued in accordance with the terms of the Fund's Articles of Incorporation and its Prospectus, such Shares shall be validly issued, fully paid and non-assessable.

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Article 13    Indemnification

13.1 The Transfer Agent shall not be responsible for and each Fund shall indemnify and hold the Transfer Agent harmless from and against any and all claims, costs, expenses (including reasonable attorneys' fees), losses, damages, charges, payments and liabilities of any sort or kind which may be asserted against the Transfer Agent or for which the Transfer Agent may be held to be liable (a "Claim") arising out of or attributable to any of the following:

          (a) Any actions of the Transfer Agent required to be taken pursuant to this Agreement for the Fund unless such Claim resulted from a negligent act or failure to act or bad faith by the Transfer Agent in the performance of its duties hereunder.

          (b) The Transfer Agent's reasonable reliance on, or reasonable use of information, data, records and documents (including but not limited to magnetic tapes, computer printouts, hard copies and microfilm copies) received by the Transfer Agent from the Fund, or any authorized third party acting on behalf of the Fund, including but not limited to the prior transfer agent for the Fund, in the performance of the Transfer Agent's duties and obligations hereunder.

          (c) The reliance on, or the implementation of, any Written or Oral Instructions or any other instructions or requests of the Fund which are deemed to be provided by an Authorized Person of the Fund.

          (d) The offer or sales of Shares by the Fund in violation of any requirement under the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any state with respect to the offer or sale of such Shares in such state.

          (e) The Fund's refusal or failure to comply with the terms of this Agreement, or any Claim which arises out of the Fund's negligence or misconduct or the breach of any representation or warranty of the Fund made herein.

13.2 In any case in which a Fund may be asked to indemnify or hold the Transfer Agent harmless, the Transfer Agent will notify the Fund promptly after identifying any situation which it believes presents or appears likely to present a claim for indemnification against the Fund although the failure to do so shall not prevent recovery by the Transfer Agent, unless the Fund is actually prejudiced thereby, and the Transfer Agent shall keep the Fund advised with respect to all developments concerning such situation. The Fund shall have the option to defend the Transfer Agent against any Claim which may be the subject of this indemnification, and, in the event that the Fund so elects, such defense shall be conducted by counsel chosen by the Fund and satisfactory to the Transfer Agent, and thereupon the Fund shall take over complete defense of the Claim and the Transfer Agent shall sustain no further legal or other expenses in respect of such Claim. The Transfer Agent will not confess any Claim or make any compromise in

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     any case in which the Fund will be asked to provide indemnification, except with the Fund's prior written consent. The obligations of the parties hereto under this Article shall survive the termination of this Agreement, so long as the Transfer Agent and the Fund act in good faith and are not negligent in their actions.

Article 14    Standard of Care

14.1 The Transfer Agent shall at all times act in good faith and agrees to use its best efforts within commercially reasonable limits to ensure the accuracy of all services performed under this Agreement, but assumes no responsibility for loss or damage to the Funds unless said errors are caused by the Transfer Agent's own negligence, bad faith or willful misconduct or that of its employees.

Article 15    Consequential Damages

15.1 In no event and under no circumstances shall either a Fund or the Transfer Agent be liable to another party for consequential or indirect loss of profits, reputation or business or any other special damages under any provision of this Agreement or for any act or failure to act hereunder.

Article 16    Term and Termination

16.1 This Agreement shall be effective on the date first written above and shall continue for a period of sixty (60) months (the "Initial Term"), unless earlier terminated pursuant to the terms of this Agreement. Thereafter, this Agreement shall automatically be renewed for successive terms of twenty-four (24) months ("Renewal Terms") each, unless terminated pursuant to this Agreement.

16.2 The Funds or the Transfer Agent may terminate this Agreement at the end of the Initial Term or at the end of any subsequent Renewal Term upon not less than nine (9) months prior written notice to the other parties.

16.3 Upon a minimum of nine (9) months prior written notice from the Boards of Directors of the Funds, the Funds may terminate this Agreement at the end of the thirty-sixth (36th) or forty-eighth (48th) month of the Initial Term.

16.4 The Funds shall have the right to terminate this Agreement immediately upon the insolvency or bankruptcy of the Transfer Agent or the appointment of a receiver for the Transfer Agent, or with respect to any of its assets, or any change in the financial condition of the Transfer Agent which impedes the ability of the Transfer Agent to perform any of its obligations hereunder which is not cured by the Transfer Agent within thirty (30) days of such occurrence. The Funds shall have the right to seek to renegotiate this Agreement and, if such negotiations are not successful within a reasonable period of time, not to exceed ninety (90) days, to terminate this Agreement upon the transfer of ownership of a controlling interest in the Transfer Agent by or to any person other than a person who was an affiliate of the Transfer Agent or its parent company immediately before the transfer.

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16.5 In the event that the total number of combined Shareholder accounts for the
     Funds and any other open-end investment companies affiliated with the Funds by reason of having a common investment adviser exceeds three times the 1994 Shareholder account base of 130,000 due to merger or acquisition activity involving the investment adviser or any affiliates of the adviser, the Funds shall have the right to terminate this Agreement upon nine (9) months prior written notice to the Transfer Agent. As used in this Article 16, "affiliates of the adviser" shall mean (i) a direct or indirect owner of 50% or more of the outstanding common stock of the adviser (a "parent") or (ii) any company or association whose outstanding common stock is at least 50% owned, directly or indirectly, by the adviser or by a parent.

16.6 In the event this Agreement is terminated by the Funds pursuant to Section 5.4, all expenses associated with the movement of records and materials to a successor transfer agent will be borne by the Transfer Agent. In the event of a termination pursuant to any other sections, all expenses associated with conversion will be borne by the Funds. The Transfer Agent shall cooperate with any such conversion to a successor transfer agent and shall use its best efforts to mitigate the costs associated with such transfer.

16.7 If a party hereto is guilty of a material failure to perform its duties and obligations hereunder (a "Defaulting Party") the other party (the "Non-Defaulting Party") may give written notice thereof to the Defaulting Party, and if such material breach shall not have been remedied within thirty (30) days after such written notice is given, then the Non-Defaulting Party may terminate this Agreement by giving thirty (30) days written notice of such termination to the Defaulting Party. If the Transfer Agent is the Non-Defaulting Party, its termination of this Agreement shall not constitute a waiver of any other rights or remedies of the Transfer Agent with respect to services performed prior to such termination or rights of the Transfer Agent to be reimbursed for out-of-pocket expenses incurred prior to such termination. In all cases, termination by the Non-Defaulting Party shall not constitute a waiver by the Non-Defaulting Party of any other rights it might have under this Agreement or otherwise against the Defaulting Party. The Defaulting Party shall not be released from any liability with respect to such services performed prior to such termination.

16.8 In the event of termination of this Agreement by the Funds pursuant to Sections 16.3 or 16.5:

          (a) Prior to the effective date of the termination, the Funds shall reimburse the Transfer Agent for all unamortized costs incurred by the Transfer Agent in establishing the Charlotte Facility.

          (b) Prior to the effective date of the termination, the Funds shall assume any and all obligations that the Transfer Agent may have to third parties arising out of or in connection with the Transfer Agent's operations at the Charlotte Facility and that the Transfer Agent is not able to terminate prior to the effective date of the termination of this Agreement.

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          (c)  Prior to the effective date of the termination, the Funds shall pay the Transfer Agent an amount equal to 80% of the cumulative Margin (as defined in Section 8.1) paid by the Funds to the Transfer Agent for the twelve months preceding the notice of termination, unless the Funds' investment adviser or any affiliate of the adviser has acquired an entity providing comparable transfer agency services to those provided under this Agreement.

          (d) The Funds shall reimburse the Transfer Agent for all reasonable expenses (other than accrued vacation, sick or other leave) incurred by the Transfer Agent in connection with the termination of the Transfer Agent's employees located at the Charlotte Facility, or, at the option of the Funds, the transfer of such employees to another entity providing services to the Funds. The Transfer Agent shall be obligated to seek to minimize any such expenses to the extent commercially practicable.

          (e) The Transfer Agent shall transfer to the Funds all physical assets located at the Charlotte Facility.

Article 17    Additional Portfolios and Funds

17.1 In the event that a Fund establishes one or more Portfolios in addition to those identified initially on Schedule G, with respect to which the Fund desires to have the Transfer Agent render services as transfer agent under the terms hereof, the Fund shall so notify the Transfer Agent in writing, and if the Transfer Agent agrees in writing to provide such services (such agreement not to be withheld unreasonably), Schedule G shall be amended to include such additional Portfolios.

17.2 Subsequent to the effective date of this Agreement, one or more registered investment companies (a "New Fund") for which NationsBank or any of its affiliates acts as investment adviser may become a party to this Agreement upon execution of a written adoption agreement by such New Fund pursuant to which such New Fund agrees to be bound by the terms of this Agreement (an "Adoption Agreement"). Following the execution of an Adoption Agreement by a New Fund, such New Fund shall be deemed a Fund for all purposes of this Agreement and shall have all the rights, obligations and duties of a Fund under this Agreement.

Article 18    Confidentiality

18.1 In connection with the services provided by the Transfer Agent hereunder, certain confidential and proprietary information regarding the Transfer Agent and the Fund may be disclosed to the other. In connection therewith, the parties agree as follows:

          (a)  "Confidential Information" shall mean:

               (i) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finance, operations, customer relationships, customer profiles, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Transfer Agent or the Fund, their respective parent corporation, their respective subsidiaries and affiliated companies and the customers, clients and suppliers of any of the foregoing;

               (ii) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Transfer Agent or the Fund a competitive advantage over its competitors; and

               (iii) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, show-how and trade secrets, whether or not patentable or copyrightable.

          (b) Confidential Information includes, without limitation, all documents, inventions, substances, engineering and laboratory notebooks, drawings, diagrams, specifications, bills of material, equipment, prototypes and models, and any other tangible manifestation of the foregoing which now exist or come into the control or possession of the party.

18.2 Except as expressly authorized by prior written consent of the disclosing party ("Discloser"), the party receiving Confidential Information ("Recipient") shall:

          (a) limit access to Discloser's Confidential Information to Recipient's employees and agent who have a need-to-know in connection with the subject matter thereof;

          (b) advise those employees and agents who have access to the Confidential Information of the proprietary nature thereof and of the obligations set forth in this Confidential Agreement;

          (c) take appropriate action by instruction or agreement with the employees and agents having access to Discloser's Confidential Information to fulfill Recipient's obligations under this Confidentiality Agreement;

          (d) safeguard all of Discloser's Confidential Information by using a reasonable degree of care, but not less than that degree of care used by Recipient in safeguarding its own similar confidential information or material;

          (e) use all of Discloser's Confidential Information solely for purposes for which the Confidential Information was conveyed; and

          (f) not disclose any of Discloser's Confidential Information, or information derived therefrom, to third parties.

18.3 Upon Discloser's request, Recipient shall surrender to Discloser all memoranda, notes, records, drawings, manuals, and other documents or materials (and all copies of same) relating to or containing Discloser's Confidential Information. When Recipient returns the materials, Recipient shall certify in writing that it has returned all materials containing or relating to the Confidential Information.

18.4 The obligations of confidentiality and restriction on use in this Article 18 shall not apply to any Confidential Information that Recipient proves:

          (a) Was in the public domain prior to the date of this Agreement or subsequently came into the public domain through no fault of Recipient; or

          (b) Was received by Recipient from a third party without Recipient's knowledge that the third party was not legally entitled to disclose such information; or

          (c) Was already in Recipient's possession prior to receipt from Discloser; or

          (d) Is required to be disclosed in a judicial or administrative proceeding after reasonable legal remedies for maintaining such information in confidence have been exhausted including, but not limited to, giving Discloser as much advance notice as practical of the possibility of disclosure to allow Discloser to take appropriate legal action to seek to prevent such disclosure; or

          (e) Is subsequently and independently developed by Recipient's employees, consultants or agents without reference to Confidential Information.

18.5 The Funds and the Transfer Agent agree that money damages would not be a sufficient remedy to an injured party for breach of this Article 18. Accordingly, in addition to all other remedies that a party may have, a party shall be entitled to specific performance and injunctive or other equitable relief against another party as a remedy for any breach of the obligations set forth in this Article 18. The parties agree to waive any requirement for a bond in connection with any such injunctive or other equitable relief.

18.6 The rights and obligations established by this Article 18 shall survive the termination of this Agreement.

Article 19    Force Majeure

19.1 In the event a party is unable to perform its obligations under the terms of this Agreement because of acts of God or by reason of circumstances beyond its control, including war, national emergencies, strikes, labor difficulties, insurrection, riots or the failure or unavailability of transportation or communication services or power supplies, such party shall not be liable for damages incurred by any other party resulting from such failure to perform. The above in no way relieves the Transfer Agent or the Funds of responsibility for exercising all backup and contingency plans available and in effect at such time and does not affect any other remedies that a party may have under this Agreement.

Article 20    Amendments

20.1 This Agreement may only be amended or modified by a written instrument executed by all parties except that Schedule A may be amended in the manner set forth in Section 17.1.

Article 21    Subcontracting

21.1 Each Fund agrees that the Transfer Agent, in its discretion, may after notification to the Funds, subcontract for certain of the services to be provided by the Transfer Agent under this Agreement or the Schedules hereto; provided that the appointment of any such subcontractor shall not relieve the Transfer Agent of its responsibilities hereunder.

Article 22    Arbitration

22.1 Any claim or controversy arising out of or relating to this Agreement, or breach hereof, shall be settled by arbitration administered by the American Arbitration Association in Charlotte, North Carolina in accordance with its applicable rules, except that the Federal Rules of Evidence and the Federal Rules of Civil Procedure with respect to the discovery process shall apply.

22.2 The parties hereby agree that judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

22.3 The parties acknowledge and agree that the performance of the obligations under this Agreement necessitates the use of instrumentalities of interstate commerce and, notwithstanding other general choice of law provisions in this Agreement, the parties agree that the Federal Arbitration Act shall govern and control with respect to the provisions of this Article 22.

Article 23    Notice

23.1 Any notice or other instrument authorized or required by this Agreement to be given in writing to a party, shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as such party may from time to time designate in writing.

                  To either of the Funds:
                           [Name of Applicable Fund]
                           111 Center Street
                           Little Rock, Arkansas 72201
                           Attention:  Corporate Secretary

                  To the Transfer Agent:
                           The Shareholder Services Group
                           One Exchange Place
                           53 State Street
                           Boston, Massachusetts 02109
                           Attention:  President

                  with a copy to:
                           General Counsel (same address)

Article 24    Successors

24.1 This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns, provided, however, that this Agreement shall not be assigned to any person other than a person controlling, controlled by or under common control with the assignor without the written consent of the other party, which consent shall not be unreasonably withheld.

Article 25    Governing Law

25.1 This Agreement shall be governed exclusively by the laws of the Commonwealth of Massachusetts without reference to the choice of law provisions thereof. Subject to Article 22 hereof, each party hereto hereby
     (i) consents to the personal jurisdiction of the Commonwealth of Massachusetts courts over the parties hereto, hereby waiving any defense of lack of personal jurisdiction; and (ii) appoints the person to whom notices hereunder are to be sent as agent for service of process.

Article 26    Counterparts

26.1 This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original; but such counterparts shall, together, constitute only one instrument.

Article 27    Captions

27.1 The captions of this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

Article 28    Use of Transfer Agent/Fund Name

28.1 The Funds shall not use the name of the Transfer Agent in any Prospectus, Statement of Additional Information, Shareholders' report, sales literature or other material relating to the Fund in a manner not approved prior thereto in writing by the Transfer Agent; provided, that the Transfer Agent need only receive notice of all reasonable uses of its name which merely refer in accurate terms to its appointment hereunder or which are required by any government agency or applicable law or rule.

28.2 The Transfer Agent shall not use the name of a Fund or material relating to a Fund on any documents or forms for other than internal use in a manner not approved prior thereto in writing by such Fund; provided, that the Fund need only receive notice of all reasonable uses of its name which merely refer in accurate terms to the appointment of the Transfer Agent as transfer agent for the Fund or which are required by any government agency or applicable law or rule.

Article 29    Relationship of Parties

29.1 The parties agree that they are independent contractors and not partners or co-venturers and nothing contained herein shall be interpreted or construed otherwise.

29.2 The parties hereby acknowledge and agree that each Fund has entered into this Agreement independently on behalf of itself and its Portfolios which are now or may hereafter be identified on Schedule G. Notwithstanding anything to the contrary contained in this Agreement, (i) each Fund individually shall have the rights and obligations of a Fund as set forth in this Agreement, (ii) any action by a Fund in violation of this Agreement shall not affect the rights and obligations of any other Fund under this Agreement, and (iii) the Transfer agent, in seeking to enforce any provisions of this Agreement with respect to a Portfolio, shall look solely to the assets and revenues of such Portfolio and that in no event shall the Transfer Agent in seeking to enforce such obligation have recourse to the independent assets or revenues of any other Portfolio.

Article 30    Entire Agreement; Severability

30.1 This Agreement and the Schedules attached hereto constitute the entire agreement of the parties hereto relating to the matters covered hereby and supersede any previous agreements. If any provision is held to be illegal, unenforceable or invalid for any reason, the remaining provisions shall not be affected or impaired thereby.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, as of the day and year first above written.

                                     NATIONS FUND, INC.

                                     By:     /s/ Richard H. Blank, Jr.
                                             -----------------------------------
                                     Title:  Secretary
                                             -----------------------------------

                                     NATIONS FUND TRUST

                                     By:     /s/ Richard H. Blank, Jr.
                                             -----------------------------------
                                     Title:  Secretary
                                             -----------------------------------

                                     THE CAPITOL MUTUAL FUNDS

                                     By:     /s/ Richard H. Blank, Jr.
                                             -----------------------------------
                                     Title:  Secretary
                                             -----------------------------------

                                     NATIONS FUND PORTFOLIOS, INC.

                                     By:     /s/ Richard H. Blank, Jr.
                                             -----------------------------------
                                     Title:  Secretary
                                             -----------------------------------

                                     THE SHAREHOLDER SERVICES GROUP, INC.

                                     By:     /s/ (Illegible)
                                             -----------------------------------
                                     Title:  (Illegible)
                                             -----------------------------------

                                   Schedule A

                          DUTIES OF THE TRANSFER AGENT

1. Shareholder Information. The Transfer Agent shall maintain a record of the number of Shares held by each Shareholder of record which shall include full registration information, including, but not limited to, name, address and taxpayer identification number and which shall indicate whether such Shares are held in certificated or uncertificated form.

2. Shareholder Services. The Transfer Agent shall respond as appropriate to all inquiries and communications from Shareholders relating to Shareholder accounts with respect to its duties hereunder and as may be from time to time mutually agreed upon between the Transfer Agent and the Funds.

3.   Share Certificates.

     (a) At the expense of the appropriate Fund, each Fund shall supply the Transfer Agent with adequate supply of blank share certificates to meet the Transfer Agent's requirements therefor. Such Share certificates shall be properly signed by facsimile. Each Fund agrees that, notwithstanding the death, resignation, or removal of any officer of the Fund whose signature appears on such certificates, the Transfer Agent or its agent may continue to countersign certificates which bear such signatures until otherwise directed by Written Instructions.

     (b) The Transfer Agent shall issue replacement Share certificates in lieu of certificates which have been lost, stolen or destroyed, upon receipt by the Transfer Agent of properly executed affidavits and lost certificate bonds, in form satisfactory to the Transfer Agent, with the appropriate Fund and the Transfer Agent as obligees under the bond.

     (c) The Transfer Agent shall also maintain a record of each certificate issued, the number of Shares represented thereby and the Shareholder of record. With respect to Shares held in open accounts or in uncertificated form (i.e., no certificate being issued with respect thereto) the Transfer Agent shall maintain comparable records of the Shareholders thereof, including their names, addresses and taxpayer identification number. The Transfer Agent shall further maintain a stop transfer record on lost and/or replaced certificates.

4. Mailing Communications to Shareholders; Proxy Materials. The Transfer Agent will address and mail to Shareholders of the Funds, all reports to Shareholders, dividend and distribution notices and proxy material for the Funds' meetings of Shareholders. In connection with meetings of Shareholders, the Transfer Agent will prepare Shareholder lists, mail and certify as to the mailing of proxy materials, process and tabulate returned proxy cards, report on proxies voted prior to meetings, act as inspector of election at meetings and certify Shares voted at meetings.

5.   Sales of Shares

     (a) The Transfer Agent shall not be required to issue any Shares of a Fund where it has received a Written Instruction from the Fund or official notice from any appropriate authority that the sale of the Shares of the Fund has been suspended or discontinued. The existence of such Written Instructions or such official notice shall be conclusive evidence of the right of the Transfer Agent to rely on such Written Instructions or official notice.

     (b) In the event that any check or other order for the payment of money is returned unpaid for any reason, the Transfer Agent will endeavor to:
          (i) give prompt notice of such return to the Fund or its designee;
          (ii) place a stop transfer order against all Shares issued as a result of such check or order; and (iii) take such actions as the Transfer Agent may from time to time deem appropriate.

6.   Transfer and Repurchase

     (a) The Transfer Agent shall process all requests to transfer or redeem Shares in accordance with the transfer or repurchase procedures set forth in the Funds' Prospectus.

     (b) The Transfer Agent will transfer or repurchase Shares upon receipt of Oral or Written Instructions or otherwise pursuant to the Prospectus and Share certificates, if any, properly endorsed for transfer or redemption, accompanied by such documents as the Transfer Agent reasonably may deem necessary.

     (c) The Transfer Agent reserves the right to refuse to transfer or repurchase Shares until it is satisfied that the endorsement on the instructions is valid and genuine. The Transfer Agent also reserves the right to refuse to transfer or repurchase Shares until it is satisfied that the requested transfer or repurchase is legally authorized, and it shall incur no liability for the refusal, in good faith, to make transfers or repurchases which the Transfer Agent, in its good judgment, deems improper or unauthorized, or until it is reasonably satisfied that there is no basis to any claims adverse to such transfer or repurchase.

     (d) When Shares are redeemed, the Transfer Agent shall, upon receipt of the instructions and documents in proper form, deliver to the Custodian and the appropriate Fund or its designee a notification setting forth the number of Shares to be redeemed. Such redeemed Shares shall be reflected on appropriate accounts maintained by the Transfer Agent reflecting outstanding Shares of the Fund and Shares attributed to individual accounts.

     (e) The Transfer Agent, upon receipt of the monies paid to it by the Custodian for the redemption of Shares, pay such monies as are received from the Custodian, all in accordance with the procedures described in the Written Instructions received by the Transfer Agent from the Funds.

     (f) The Transfer Agent shall not process or effect any repurchase with respect to Shares of the Fund after receipt by the Transfer Agent or its agent of notification of the suspension of the determination of the net asset value of the Fund.

7.   Dividends

     (a) Upon the declaration of each dividend and each capital gains distribution by the Board of Directors of a Fund with respect to Shares of the Fund, the Fund shall furnish or cause to be furnished to the Transfer Agent Written Instructions setting forth the date of the declaration of such dividend or distribution, the ex-dividend date, the date of payment thereof, the record date as of which Shareholders entitled to payment shall be determined, the amount payable per Share to the Shareholders of record as of that date, the total amount payable to the Transfer Agent on the payment date and whether such dividend or distribution is to be paid in Shares at net asset value.

     (b) On or before the payment date specified in such resolution of the Board of Directors, the Fund will pay to the Transfer Agent sufficient cash to make payment on such payment date to the Shareholders of record on the record date.

     (c) If, prior to the payment date, the Transfer Agent does not receive sufficient cash from the Fund to make total dividend and/or distribution payments to all Shareholders of the Fund of the record date, the Transfer Agent will, upon notifying the Fund, withhold payment to all Shareholders of record as of the record date until sufficient cash is provided to the Transfer Agent.

8. In addition to and neither in lieu nor in contravention of the services set forth above, the Transfer Agent shall: (i) perform all the customary services of a transfer agent, registrar, dividend disbursing agent and agent of the dividend reinvestment and cash purchase plan as described herein consistent with those requirements in effect as at the date of this Agreement. The detailed definition, frequency, limitations and associated costs (if any) set out in the attached fee schedule, include but are not limited to: maintaining all Shareholder accounts, preparing Shareholder meeting lists, mailing proxies, tabulating proxies, mailing Shareholder reports to current Shareholders, withholding taxes on U.S. resident and non-resident alien accounts where applicable, preparing and filing U.S. Treasury Department Forms 1099 and other appropriate forms required with respect to dividends and distributions by federal authorities for all Shareholders.

                                   Schedule B

                                Quality Standards

          (Effective October 2, 1995 as updated on September 25, 1995)

For all funds, open-end and closed-end, serviced by TSSG, under the Transfer Agency and Services Agreement (with Facilities Management Arrangement) dated June 1, 1995, the following quality standards shall apply. This schedule shall replace the temporary quality standard Schedule B in the original agreement as referenced in Section 5.2.

Financials:
----------
Subscriptions                        98%
Redemptions                          98%
Exchanges                            98%

Non-Financials:
--------------
Maintenances                         98%
Transfers                            98%
Correspondence                       98%
Adjustments                          98%
Telephone Calls                      98%

New Accounts:
------------
New Account Set-ups                  98%

--------------------------------------------------------------------------------
                              Performance Standards
--------------------------------------------------------------------------------
                         Telephone Performance Standards
================================================================================
Average speed of answer                  20 seconds or less
--------------------------------------------------------------------------------
Calls abandoned                          2% of calls that wait 20 second or more
--------------------------------------------------------------------------------
Service level*                           80%
--------------------------------------------------------------------------------

Article 1 -----------------------

* Represents the percentage of calls answered within 20 seconds.

                                   Schedule B

                   [List of Initial Quality Standards based on
                    1994 quarterly senior management reports]

                  Nations Fund
                  ------------
                  Financial Transactions

                     Subscriptions                        98%
                     Redemptions                          98%
                     Exchanges                            98%

                  Non-Financials

                      Maintenance                         98%
                      Transfers                           98%

                   New Accounts                           98%

                  % = minimum acceptable levels

                  Closed End Funds
                  ----------------
                  Financials                              98%

                      Subscriptions                       98%
                      Redemptions                         98%
                      Exchanges                           98%

                  Non-Financials

                      Certificate Processing              98%
                      Maintenance                         98%
                      Transfers                           98%

                      New Accounts                        98%

                  % = minimum acceptable levels

                  Capitol Funds
                  -------------
                  Financials

                     Subscriptions                        98%
                     Redemptions                          98%
                     Exchanges                            98%

                  Non-Financials

                       Maintenance                        98%
                       Transfers                          98%

                   New Accounts                           98%

                  % = minimum acceptable levels

                                  Schedule C

                                Schedule of Costs

1. For purposes of this Agreement, "Costs" shall mean all internal and external costs incurred by the Transfer Agent in connection with and properly allocated to the Services provided under the Agreement, including, but not limited to, the costs involved with the operation of the Charlotte Facility, those costs reasonably incurred by the Transfer Agent to achieve the quality standards imposed on it under the terms of this Agreement and the Transfer Agent's overhead, depreciation and amortization costs, excepting out-of-pocket expenses and such other costs agreed to in writing by the Transfer Agent and the Funds.

2. The Funds shall have the right to audit, at their own expense, the books and records of the Transfer Agent with respect to the Costs for which the Transfer Agent seeks reimbursement under Article 8 on an annual basis, or more frequently if the Funds have a reasonable basis to dispute any cost for which the Transfer Agent seeks reimbursement.

3. The Transfer Agent shall use its best efforts to minimize the costs incurred by it in connection with the provisions of services under this Agreement to the extent such action is commercially reasonable and consistent with the quality standards imposed under this Agreement.

                                   Schedule D

                               Non-Margin Expenses


          - Facilities related expenses as incurred by the Transfer Agent under the Facilities Management Agreement between the Transfer Agent and NationsBank

          -    Out-of-Pocket expenses

          -    Sub-Transfer Agent Fees and Expenses

          - Any other expenses agreed to in writing by the Transfer Agent and the Funds

                                   Schedule E

                             OUT-OF-POCKET EXPENSES

     The Funds shall reimburse the Transfer Agent monthly for reasonable out-of-pocket expenses incurred in connection with the provision of Services under this Agreement, including, but not limited to the following items:

          -    Microfiche/microfilm production
          -    Magnetic media tapes and freight
          - Printing costs, including certificates, envelopes, checks and stationery
          - Postage (bulk, pre-sort, ZIP+4, barcoding, first class) direct pass through to the Funds
          -    Due diligence mailings
          - Telephone and telecommunication costs, including all lease, maintenance and line costs (excluding such telephone and telecommunications costs provided by NationsBank pursuant to the Facilities Agreement)
          -    Ad hoc reports
          -    Proxy solicitations, mailings and tabulations
          - Daily & Distribution advice mailings (including all periodic statements)
          -    Shipping, Certified and Overnight mail and insurance
          -    Year-end form production and mailings
          - Terminals, communication lines, printers and other equipment and any expenses incurred in connection with such terminals and lines
          -    Duplicating services
          -    Courier services
          -    Incoming and outgoing wire charges
          -    Federal Reserve charges for check clearance
          -    Overtime, as approved by the Funds
          -    Temporary staff, as approved by the Funds
          -    Travel and entertainment, as approved by the Funds
          - Record retention, retrieval and destruction costs, including, but not limited to exit fees charged by third party record keeping vendors
          -    Third party audit reviews
          -    All conversion costs: including System start up costs
          -    Insurance
          - Such other miscellaneous expenses reasonably incurred by the Transfer Agent in performing its duties and responsibilities under this Agreement.
          - Systems Programming utilizing non-dedicated systems resources at $100 per hour

     The Funds agree that postage and mailing expenses will be paid on the day of or prior to mailing as agreed with the Transfer Agent. In addition, the Funds will promptly reimburse the Transfer Agent for any other unscheduled expenses incurred by the Transfer Agent whenever the Funds and the Transfer Agent mutually agree that such expenses are not otherwise properly borne by the Transfer Agent as part of its duties and obligations under the Agreement.

                                   Schedule F

                                 Fund Documents

     - Certified copy of the Articles of Incorporation of the Fund, as amended

     -    Certified copy of the By-laws of the Fund, as amended

     - Copy of the resolution of the Board of Directors authorizing the execution and delivery of this Agreement

     - Specimens of the certificates for Shares of the Fund, if applicable, in the form approved by the Board of Directors of the Fund, with a certificate of the Secretary of the Fund as to such approval

     - All account application forms and other documents relating to Shareholder accounts or to any plan, program or service offered by the Fund

     - Certified list of Shareholders of the Fund with the name, address and taxpayer identification number of each Shareholder, and the number of Shares of the Fund held by each, certificate numbers and denominations (if any certificates have been issued), lists of any accounts against which stop transfer orders have been placed, together with the reasons therefore, and the number of Shares redeemed by the Fund.

     - All notices issued by the Fund with respect to the Shares in accordance with and pursuant to the Articles of Incorporation or By-laws of the Fund or as required by law and shall perform such other specific duties as are set forth in the Articles of Incorporation including the giving of notice of any special or annual meetings of shareholders and any other notices required thereby.

                                   SCHEDULE G
                                 FUND PORTFOLIOS

NATIONS FUND TRUST:
1.  Nations Government Money Market Fund
2.  Nations Tax Exempt Fund
3.  Nations Value Fund
4.  Nations Strategic Growth Fund
5.  Nations Capital Growth Fund
6.  Nations MidCap Growth Fund
7.  Nations LargeCap Index Fund
8.  Nations Managed Index Fund
9.  Nations SmallCap Index Fund
10. Nations Aggressive Growth Fund
11. Nations Short-Intermediate Government Fund
12. Nations Short-Term Income Fund
13. Nations Strategic Income Fund
14. Nations Bond Fund
15. Nations Municipal Income Fund
16. Nations Short-Term Municipal Income Fund
17. Nations Intermediate Municipal Bond Fund
18. Nations Florida Intermediate Municipal Bond Fund
19. Nations Florida Municipal Bond Fund
20. Nations Georgia Intermediate Municipal Bond Fund
21. Nations Georgia Municipal Bond Fund
22. Nations Maryland Intermediate Municipal Bond Fund
23. Nations Maryland Municipal Bond Fund
24. Nations North Carolina Intermediate Municipal Bond Fund
25. Nations North Carolina Municipal Bond Fund
26. Nations South Carolina Intermediate Municipal Bond Fund
27. Nations South Carolina Municipal Bond Fund
28. Nations Tennessee Intermediate Municipal Bond Fund
29. Nations Tennessee Municipal Bond Fund
30. Nations Texas Intermediate Municipal Bond Fund
31. Nations Texas Municipal Bond Fund
32. Nations Virginia Intermediate Municipal Bond Fund
33. Nations Virginia Municipal Bond Fund

NATIONS FUND, INC.:
1.  Nations Prime Fund
2.  Nations Treasury Fund
3.  Nations Equity Income Fund
4.  Nations Small Company Fund

NATIONS RESERVES:
1.  Nations Government Reserves
2.  Nations Municipal Reserves
3.  Nations Cash Reserves
4.  Nations Treasury Reserves
5.  Nations Money Market Reserves
6.  Nations California Tax-Exempt Reserves
7.  Nations Convertible Securities Fund
8.  Nations California Municipal Bond Fund
9.  Nations Intermediate Bond Fund
10. Nations Blue Chip Fund
11. Nations International Equity Fund
12. Nations International Value Fund
13. Nations Emerging Markets Fund

NATIONS SEPARATE ACCOUNT TRUST (FORMERLY NATIONS ANNUITY TRUST):
1.  Nations Value Portfolio
2.  Nations Marsico International Opportunities Portfolio
3.  Nations Marsico 21st Century Portfolio
4.  Nations Marsico Focused Equities Portfolio
5.  Nations Marsico Growth & Income Portfolio
6.  Nations Capital Growth Portfolio
7.  Nations Small Company Portfolio
8.  Nations Asset Allocation Portfolio
9.  Nations High Yield Bond Portfolio
10. Nations International Value Portfolio
11. Nations MidCap Growth Portfolio

NATIONS FUNDS TRUST:
1.  Nations High Yield Bond Fund
2.  Nations MidCap Index Fund
3.  Nations Kansas Municipal Income Fund
4.  Nations Marsico 21st Century Fund
5.  Nations Marsico International Opportunities Fund
6.  Nations Financial Services Fund
7.  Nations Classic Value Fund
8.  Nations Global Value Fund
9.  Nations Asset Allocation Fund
10. Nations Government Securities Fund
11. Nations Marsico Focused Equities Fund
12. Nations Marsico Growth & Income Fund
13. Nations LifeGoal Growth Portfolio
14. Nations LifeGoal Balanced Growth Portfolio
15. Nations LifeGoal Income and Growth Portfolio

CLOSED END FUNDS:
1.  Nations Balanced Target Maturity Fund
2.  Nations Government Income Term Trust 2003, Inc.
3.  Nations Government Income Term Trust 2004, Inc.

Last Amended: June 8, 2001

     IN WITNESS WHEREOF, the parties hereto have caused the amended Schedule G to be executed by their officers designated below as of the 8th day of June, 2001.

                                     PFPC Inc. (indirect successor to The
                                     Shareholder Services Group, Inc.)


                                     By:     /s/ Mark Hoefel
                                             -----------------------------------
                                     Name:   Mark Hoefel


                                     NATIONS FUND TRUST

                                     By:     /s/ Richard H. Blank, Jr.
                                             -----------------------------------
                                             Richard H. Blank, Jr.
                                             Secretary


                                     NATIONS FUND, INC.

                                     By:     /s/ Richard H. Blank, Jr.
                                             -----------------------------------
                                             Richard H. Blank, Jr.
                                             Secretary


                                     NATIONS RESERVES

                                     By:     /s/ Richard H. Blank, Jr.
                                             -----------------------------------
                                             Richard H. Blank, Jr.
                                             Secretary

                                     NATIONS SEPARATE ACCOUNT TRUST (formerly
                                     Nations Annuity Trust)

                                     By:     /s/ Richard H. Blank, Jr.
                                             -----------------------------------
                                             Richard H. Blank, Jr.
                                             Secretary


                                     NATIONS FUNDS TRUST

                                     By:     /s/ Richard H. Blank, Jr.
                                             ---------------------------
                                             Richard H. Blank, Jr.
                                             Secretary


                                     NATIONS BALANCED TARGET MATURITY FUND, INC.


                                     By:     /s/ Robert B. Carroll
                                             -----------------------------------
                                             Robert  B. Carroll
                                             Secretary


                                     NATIONS GOVERNMENT INCOME TERM TRUST 2003,
                                     INC.

                                     By:     /s/ Robert B. Carroll
                                             -----------------------------------
                                             Robert  B. Carroll
                                             Secretary

                                     NATIONS GOVERNMENT INCOME TERM TRUST 2004,
                                             INC.

                                     By:     /s/ Robert B. Carroll
                                             -----------------------------------
                                             Robert B. Carroll
                                             Secretary
                                       6